Exhibit 10.10

MICRON TECHNOLOGY, INC.
DEFERRED COMPENSATION PLAN
Effective March 1, 2017

Amended and Restated Effective October 1, 2023

PREAMBLE
The Plan is intended to be a “plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, or an “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, or a combination of both. The Plan is further intended to conform with the requirements of Internal Revenue Code Section 409A and the final regulations issued thereunder and shall be interpreted, implemented and administered in a manner consistent therewith.

Article 1 - GENERAL
1.1Purpose. The purpose of the Plan is to provide Eligible Employees an opportunity to defer to a future date the receipt of base and bonus compensation for services performed for the Employer.
1.2Effective Date. The Effective Date of the Plan is March 1, 2017.
Article 2 - DEFINITIONS
Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:
2.1“Account” means an account established for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains, losses or distributions included thereon. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant or to the Participant’s Beneficiary pursuant to the Plan.
2.2“Administrator” means the DCP Committee.
2.3“Base Compensation” means the Participant’s base rate of compensation (including regular compensation, holiday, vacation, personal and sick pay) payable for services performed for the Employer for the Plan Year, as adjusted to reflect increases and decreases to the base rate during the Plan Year.
2.4“Beneficiary” means the persons, trusts, estates or other entities entitled under Section 8.2 to receive benefits under the Plan upon the death of a Participant.
2.5“Board” or “Board of Directors” means the Board of Directors of the Plan Sponsor.
2.6“Bonus Compensation” means the Participant’s annual bonus or incentive compensation payable for services performed for the Employer for the Plan Year pursuant to, among others designated by the Employer, the Micron Technology, Inc. Executive Incentive Plan, the Micron Technology, Inc. Annual Incentive Plan, and/or the Micron Technology, Inc. Incentive Pay Plan.
2.7“Change in Control” means the occurrence of an event involving the Plan Sponsor that is described in Section 9.6.
2.8“Code” means the Internal Revenue Code of 1986, as amended.
2.9“Compensation” means Base Compensation, Bonus Compensation, Fiscal Year Compensation and/or Performance-Based Compensation.
2.10“Covered Compensation” means such Compensation deferred under the Plan that constitutes incentive compensation under the Micron Recoupment Policy.

2.11“DCP Committee” means the Senior Vice President and Chief People Officer of Micron (or individual with similar successor responsibilities) or any other individual or committee appointed by such officer to administer the Plan.
2.12“Disability” means a determination by the Administrator that the Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer. A Participant will be considered to have incurred a Disability if he is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.
2.13“Discretionary Credits” has the meaning set forth in Section 5.1 hereof.
2.14“Distribution Date” means the earliest to occur of: (1)  a Specified Payment Date elected by the Participant or (2) the Participant’s Separation from Service for any reason (including death or Disability).  Notwithstanding the foregoing, in the case of a distribution to a Specified Employee on account of Separation from Service, the Distribution Date shall be the Specified Employee Delayed Payment Date.

2.15“Election Period” means the period established by the Administrator during which Participant deferral and distribution elections must be made in accordance with the requirements of Code Section 409A.  The Election Period for Base Compensation and for Bonus Compensation shall end no later than the last day of the Plan Year immediately preceding the Plan Year in which such Base Compensation or Bonus Compensation is earned. The Election Period for Fiscal Year Compensation that does not qualify as Performance-Based Compensation shall end no later than the last day of the immediately preceding Fiscal Year in which such Fiscal Year Compensation is earned (or such earlier date as the Administrator may prescribe). The Election Period for Performance-Based Compensation shall end no later than six (6) months before the end of the Fiscal Year or other period in which the Performance-Based Compensation is earned (or such earlier date as the Administrator may prescribe); provided, that the Eligible Employee is employed continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date an election is made to defer such Performance-Based Compensation and the amount of such Performance-Based Compensation has not become readily ascertainable as of the date the election is made; and further provided, however, that the Election Period with respect to the first Plan Year in which an Eligible Employee is eligible to participate in the Plan may, to the extent permitted under Code Section 409A, end no later than thirty (30) days after the Eligible Employee first becomes eligible under the Plan and shall apply only to compensation earned after such election is made. A former Eligible Employee who again becomes an Eligible Employee shall be treated as newly eligible to make deferrals under the Plan within thirty (30) days upon return to eligible status if: (i) the former Eligible Employee has received distribution of the full amount of his or her Account balance attributable to deferral contributions and on or before the last such distribution was not eligible to make deferral contributions for periods after the last distribution payment; or (ii) the former Eligible Employee has not been eligible to make deferral contributions at any time during the twenty-four (24)-month period ending on the date he or she again becomes an Eligible Employee.  In addition, if an Eligible Employee is or was eligible to participate in another plan that is aggregated with the elective deferral portion of the Plan under Code Section 409A, participation in such plan shall be treated as participation in the Plan for purposes of determining whether the Eligible Employee is treated as newly eligible under the Plan.  Except in the case of the first Plan Year in which an Eligible Employee is eligible to participate in the Plan, including a former Eligible Employee who is treated as newly eligible to make deferrals, the effective date of elections to defer Base or Bonus Compensation shall be the first day of the calendar year following such election, the effective date of elections to defer Fiscal Year Compensation shall be the first day of the Fiscal Year following such election, and in the case of an election to defer Performance-Based Compensation, such election shall be effective with respect to Performance-Based Compensation payable after the end of the applicable performance period.
2.16“Eligible Employee” means an employee of the Employer selected by the Employer for participation in the Plan.
2.17“Employer” means the Plan Sponsor and any other entity which is authorized by the Plan Sponsor to participate in and, in fact, does adopt the Plan.
2.18“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.19“Fiscal Year” means the Employer’s fiscal year, if other than the calendar year.
2.20“Fiscal Year Compensation” means the Participant’s actual bonus or incentive compensation earned for services performed for the Employer for the Fiscal Year, of which no amount is paid or payable during the Fiscal Year, pursuant to, among others designated by the Employer, the Micron Technology, Inc. Executive Incentive Plan, the Micron Technology, Inc. Annual Incentive Plan, and/or the Micron Technology, Inc. Incentive Pay Plan.
2.21“Micron Recoupment Policy” means the Micron Technology, Inc. Compensation Recoupment (Clawback) Policy, as adopted by the Compensation Committee of the Board of Directors on September 25, 2023, as amended and restated from time-to-time, and any similar successor policy.
2.22“Participant” means an Eligible Employee who commences participation in the Plan in accordance with Article 3.

2.23“Performance-Based Compensation” means any bonus, award or other compensation paid or payable during the Fiscal Year, pursuant to, among others designated by the Employer, the Micron Technology, Inc. Executive Incentive Plan, the Micron Technology, Inc. Annual Incentive Plan, and/or the Micron Technology, Inc. Incentive Pay Plan, the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months.  For such bonus or award to be performance-based with respect to a Participant’s deferral election with respect to such bonus or award, the following requirements must be met: (i) the performance criteria must be established in writing no later than ninety (90) days after the beginning of the applicable “performance period”; (ii) the outcome of the performance criteria must be substantially uncertain when the criteria are established; (iii) no bonus or award, or portion of any bonus or award, that will be paid either regardless of performance, or based upon a level of performance that is substantially certain to be met at the time the criteria are established, shall be considered Performance-Based Compensation; (iv) Performance-Based Compensation shall not include payments based upon subjective performance criteria unless: (a) the subjective performance criteria are bona fide and relate to the Participant’s performance, the performance of a group of employees that includes the Participant, or the performance of a business unit for which the Participant provides services (which may include the entire organization); and (b) the determination that any subjective performance criteria have been met is not made by the Participant or a family member of the Participant (as defined in Code Section 267(c)(4), applied as if the family of an individual includes the spouse of any member of the family), or a person under the effective control of the Participant or such a family member, and no amount of the compensation of the person making such determination is effectively controlled in whole or in part by the Participant or such a family member.  A performance-based bonus that otherwise meets the above criteria may provide for payment regardless of satisfaction of the performance criteria upon the Participant’s death, disability (defined as a medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months), or a change in control event (as defined in Treasury Regulations Section 1.409A-3(i)(5)(i)).  Any amount that actually becomes payable upon such events without regard to the satisfaction of the performance criteria will not be considered Performance-Based Compensation.
2.24“Plan” means the unfunded plan of deferred compensation set forth herein, as adopted by the Plan Sponsor and as amended from time to time.
2.25“Plan Sponsor” means Micron Technology, Inc. or any successor by merger, consolidation or otherwise.
2.26“Plan Year” means the period commencing January 1 and ending on December 31.
2.27“Related Employer” means the Employer and (a) any corporation that is a member of a controlled group of corporations as defined in Code Section 414(b) that includes the Employer and (b) any trade or business that is under common control as defined in Code Section 414(c) that includes the Employer.

2.28“Separation from Service” means the date that the Participant dies, retires or otherwise has a termination of employment with respect to all entities comprising the Related Employer. A Separation from Service does not occur if the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or such longer period during which the Participant’s right to reemployment is provided by statute or contract. If the period of leave exceeds six months and the Participant’s right to re-employment is not provided either by statute or contract, a Separation from Service will be deemed to have occurred on the first day following the six-month period. If the period of leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where the impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29 -month period of absence may be substituted for the six -month period.
Whether a termination of employment has occurred is based on whether the facts and circumstances indicate that the Related Employer and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36 -month period (or the full period of services to the Related Employer if the employee has been providing services to the Related Employer for less than 36 months).
An independent contractor is considered to have experienced a Separation from Service with the Related Employer upon the expiration of the contract (or, in the case of more than one contract, all contracts) under which services are performed for the Related Employer if the expiration constitutes a good-faith and complete termination of the contractual relationship.
If a Participant provides services as both an employee and an independent contractor of the Related Employer, the Participant must separate from service both as an employee and as an independent contractor to be treated as having incurred a Separation from Service. If a Participant ceases providing services as an independent contractor and begins providing services as an employee, or ceases providing services as an employee and begins providing services as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services in both capacities.
If a Participant provides services both as an employee and as a member of the board of directors of a corporate Related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as a director are not taken into account in determining whether the Participant has incurred a Separation from Service as an employee for purposes of a nonqualified deferred compensation plan in which the Participant participates as an employee that is not aggregated under Code Section 409A with any plan in which the Participant participates as a director.

If a Participant provides services both as an employee and as a member of the board of directors of a corporate related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as an employee are not taken into account in determining whether the Participant has experienced a Separation from Service as a director for purposes of a nonqualified deferred compensation plan in which the Participant participates as a director that is not aggregated under Code Section 409A with any plan in which the Participant participates as an employee.
All determinations of whether a Separation from Service has occurred will be made in a manner consistent with Code Section 409A and the final regulations thereunder.
2.29“Specified Employee” is an employee who on the date of his Separation from Service is a “specified employee” within the meaning given such term under Code Section 409A and the regulations thereunder applying the default criteria.
2.30“Specified Employee Delayed Payment Date” means the first business day of the seventh month following the date of a Specified Employee’s Separation from Service.
2.31“Specified Payment Date” means a calendar year elected by the Participant to receive his or her deferrals that is after the Plan Year for which the deferrals are made.
2.32“Valuation Date” means each business day of the Plan Year that the Nasdaq Global Stock Market is open.
2.33“Years of Service” shall be determined in accordance with the Participant’s Years of Service credited under the Micron Technology, Inc. Retirement at Micron (RAM) Plan.
Article 3 - PARTICIPATION
3.1Participation. An Eligible Employee shall commence participation in the Plan upon the effectiveness of his first deferral election in accordance with Section 4.1.
3.2Termination of Participation. The Administrator may terminate a Participant’s participation in the Plan in a manner consistent with Code Section 409A. If the Employer terminates a Participant’s participation before the Participant experiences a Separation from Service the Participant’s vested Accounts shall be paid in accordance with the provisions of Article 9.

Article 4 - PARTICIPANT ELECTIONS
4.1Deferral Agreement. An Eligible Employee may elect during the applicable Election Period, by executing in writing or electronically a deferral agreement on form(s) approved by the Administrator, to defer the receipt of a designated percentage of Base Compensation per payroll period that is earned and payable after the effective date of such election, a designated percentage of Bonus Compensation per payroll period that is earned and payable after the effective date of such election, a designated percentage of Fiscal Year Compensation that is earned and payable after the effective date of such election and a designated percentage of Performance-Based Compensation that is payable after the effective date of such election and have such amount credited to the Participant’s Account pursuant to the terms of the Plan.  The Participant shall make a separate deferral election for Base and Bonus Compensation deferrals for each Plan Year and a separate deferral election of Performance-Based Compensation and Fiscal Year Compensation for a Fiscal Year.
A new deferral election must be timely executed for each Plan Year or Fiscal Year, as applicable, during which the Eligible Employee desires to defer Compensation. An Eligible Employee who does not timely execute a deferral election shall be deemed to have elected zero deferrals of Compensation for such Plan Year or Fiscal Year, as applicable.
4.2Revocation/Modification of Deferral Elections.  Except as otherwise provided in Section 9.2, a Participant may not revoke or modify his deferral agreement after the Election Period.  The Administrator in its discretion may cancel a deferral election if permitted under Code Section 409A (such as upon disability), provided that the Participant shall not be provided an election with respect to such cancellation.
4.3Amount of Deferrals. An Eligible Employee is not required to make a deferral election for any Plan Year or Fiscal Year. However, if an Eligible Employee makes a deferral election, the following minimums and maximums apply. These minimums and/or maximums may be modified by the Administrator for a given Plan Year or Fiscal Year on the election forms for such Plan Year or Fiscal Year without the need of a formal plan amendment.
(a)Minimum Base Compensation Deferral Election. The minimum deferral election percentage an Eligible Employee may make for a Plan Year with respect to Base Compensation is 1% of Base Compensation.
(b)Minimum Bonus, Fiscal Year and Performance-Based Compensation Deferral Election. The minimum deferral election percentage an Eligible Employee may make for a Plan Year or Fiscal Year, as applicable, with respect to Bonus, Fiscal Year or Performance-Based Compensation is 1% of such Eligible Employee’s bonus or incentive compensation for a Plan Year or Fiscal Year, as applicable.
(c)Maximum Base Compensation Deferral Election. The maximum deferral election percentage an Eligible Employee may make for a Plan Year with respect to Base Compensation is 75% of Base Compensation.

(d)Maximum Bonus, Fiscal Year and Performance-Based Compensation Deferral Election. The maximum deferral election percentage an Eligible Employee may make for a Plan Year or Fiscal Year, as applicable, with respect to Bonus, Fiscal Year or Performance-Based Compensation is 100% of such Eligible Employee’s bonus or incentive compensation for a Plan Year or Fiscal Year, as applicable.
4.4Timing of Election to Defer. Each Eligible Employee who desires to defer Compensation otherwise payable during a Plan Year or Fiscal Year must execute a deferral agreement within the Election Period.
4.5Election of Payment Schedule and Form of Payment. All elections of a payment schedule and a form of payment will be made in accordance with rules and procedures established by the Administrator. At the time an Eligible Employee completes a deferral agreement during the Election Period, the Eligible Employee must elect a form of payment in which to receive such deferrals in a payment schedule permitted under Section 9.3 and may elect a Specified Payment Date that occurs during the Participant’s employment. If an Eligible Employee fails to elect a form of payment permitted under Section 9.3, then he shall be deemed to have elected a lump sum form of payment.
4.6No Deferrals from Severance.  Deferral elections shall not apply to severance or other amounts payable after a Participant’s Separation from Service.
Article 5 - EMPLOYER CONTRIBUTIONS
5.1Employer Contributions. The Employer may, in its sole discretion, make discretionary Employer credits (“Discretionary Credits”) on behalf of any Eligible Participant. In its sole     discretion, the Employer shall determine the Eligible Participants to be credited with any Discretionary Credit, the amount of any such Discretionary Credit and the vesting schedule applicable thereto (including any accelerated vesting thereof and the events of such acceleration). In addition, the Employer may permit the Participant to elect the timing and form of distribution of such Discretionary Credits, provided that any such election shall be made no later than the latest time permitted by Code Section 409A.
Article 6 - ACCOUNTS AND CREDITS
6.1Establishment of Account. For accounting and computational purposes only, the Administrator will establish and maintain an Account on behalf of each Participant which will reflect the credits made pursuant to Section 6.2, distributions or withdrawals, along with the earnings, expenses, gains and losses allocated thereto, attributable to the hypothetical investments made with the amounts in the Account as provided in Article 7. The Administrator will establish and maintain such other records and accounts, as it decides in its discretion to be reasonably required or appropriate to discharge its duties under the Plan.
6.2Credits to Account. A Participant’s Account will be credited with the amount of his elective deferrals under Section 4.1 at the time the amount subject to the deferral election would otherwise have been payable to the Participant and the amount of Employer contributions treated as allocated on his behalf under Article 5.

Article 7 - INVESTMENT OF CONTRIBUTIONS
7.1Investment Options. The amount credited to each Account shall be treated as invested in the investment options selected in advance by the Administrator. The Administrator, in its sole discretion, shall be permitted to add or remove notional investment options from the Plan menu from time to time, provided that any such additions or removals of investment options shall not be effective with respect to any period prior to the effective date of such change.
7.2Investment Allocations. A Participant’s investment allocation constitutes a deemed, not actual, investment among the investment options comprising the investment menu. At no time shall a Participant have any real or beneficial ownership in any investment option included in the investment menu, nor shall the Employer or any trustee acting on its behalf have any obligation to purchase actual securities as a result of a Participant’s investment allocation. A Participant’s investment allocation shall be used solely for purposes of adjusting the value of a Participant’s Account.
(a)A Participant shall specify an investment allocation for each of his Accounts in accordance with procedures established by the Administrator. Except as otherwise provided by the Administrator, the following provisions of this Section 7.2 shall apply to allocations under the Plan.
(i)Allocation among the investment options must be designated in increments of 1%. The Participant’s investment allocation will become effective on the same business day or, in the case of investment allocations received after a time specified by the Administrator, the next business day.
(ii)A Participant may change an investment allocation on any business day, both with respect to future credits to the Plan and with respect to existing Accounts, in accordance with procedures adopted by the Administrator. Changes shall become effective on the same business day or, in the case of investment allocations received after a time specified by the Administrator, the next business day, and shall be applied prospectively.
7.3Adjustment of Accounts. The amount credited to each Account shall be adjusted for hypothetical investment earnings, expenses, gains or losses in an amount equal to the earnings, expenses, gains or losses attributable to the investment options selected by the Participant from among the investment options provided in Section 7.1. A Participant (or the Participant’s Beneficiary after the death of the Participant) may, in accordance with rules and procedures established by the Administrator, select the investments from among the options provided in Section 7.1 to be used for the purpose of calculating future hypothetical investment adjustments to the Account or to future credits to the Account under Section 6.2 effective as of the Valuation Date coincident with or next following notice to the Administrator. Each Account shall be adjusted as of each Valuation Date to reflect: (a) the hypothetical earnings, expenses, gains and losses described above; (b) amounts credited pursuant to Section 6.2; and (c) distributions or withdrawals. In addition, each Account may be adjusted for its allocable share of the hypothetical costs and expenses associated with the maintenance of the hypothetical investments provided in Section 7.1.

Article 8 - RIGHT TO BENEFITS
8.1Vesting.
(a)A Participant, at all times, has a 100% nonforfeitable interest in the amounts credited to his Account attributable to his elective deferrals made in accordance with Section 4.1.
(b)A Participant’s right to the amounts credited to his Account attributable to Discretionary Credits made in accordance with Article 5, if any, shall vest at to 100% of the applicable Discretionary Credit on the date that such Participant achieves two Years of Service (each, an “Employer Contribution Vesting Date”). Upon a Separation from Service prior to an Employer Contribution Vesting Date, the Participant shall forfeit the nonvested portion of his Account. Notwithstanding the foregoing, a Participant’s rights to the amounts credited to his Account attributable to Discretionary Credits made in accordance with Article 5, if any, shall vest as to 100% of the applicable Discretionary Credit in the event of such Participant’s death or Disability, or upon the occurrence of a Change in Control.
8.2Death; Disability.
A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries in accordance with rules and procedures established by the Administrator.
A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s vested Account, such amount will be paid to his estate (such estate shall be deemed to be the Beneficiary for purposes of the Plan) in accordance with the provisions of Article 9.
Article 9 - DISTRIBUTION OF BENEFITS
9.1Amount of Benefits. The vested amount credited to a Participant’s Account as determined under Articles 6, 7 and 8 shall determine and constitute the basis for the value of benefits payable to the Participant under the Plan.

9.2Method and Timing of Distributions.  Except as otherwise expressly provided herein, amounts credited to a Participant’s Account shall be paid to the Participant in accordance with the Participant’s distribution election under Article 4.  Distributions shall commence to be paid to the Participant as soon as administratively feasible following the Distribution Date, but in no event later than the time prescribed by Treas. Reg. Section 1.409A-3(d). A Participant may make a one (1) time change to his or her distribution election for a Plan Year or Fiscal Year, as applicable, to elect a later Specified Payment Date in accordance with this Section 9.2 and may make a one (1) time change to his or her distribution election for a Plan Year or Fiscal Year, as applicable, to elect a different payment schedule in accordance with this Section 9.2; provided, however, that an election to defer payment or change the form of distribution shall not take effect until at least 12 months after the date on which the election is made and shall be effective only if (i) the election is made at least twelve (12) months before the Specified Payment Date or payment schedule would otherwise commence or occur, and (ii) the Participant elects a new Specified Payment Date or payment schedule that delays the Specified Payment Date or payment schedule at least five (5) years. For purposes of this Section 9.2, a series of installment payments is always treated as a single payment and not as a series of separate payments.
9.3Form of Distribution. Vested amounts credited to a Participant’s Account shall, at the Participant’s election specified in his deferral agreement in accordance with Article 4, be payable to the Participant in a single sum cash payment or in substantially equal annual cash installments over not less than two (2) years and not more than ten (10) years.  Annual installment payments shall be calculated by dividing the Account balance by the remaining annual installments to be made.
9.4Payment Election Overrides. Notwithstanding the Participant’s election as to the time and form of payment, upon the Participant’s death or Disability, the Participant’s entire Account (including any amounts with respect to which installment payments have previously commenced) shall be paid to the Participant or his Beneficiary in a single sum cash payment.
9.5Change in Control. Notwithstanding the Participant’s election as to the time and form of payment, in the event of a Change in Control, the Participant’s entire Account (including any amounts with respect to which installment payments have previously commenced) shall be paid to the Participant in a single sum cash payment upon the Change in Control.
A Change in Control, for purposes of the Plan, will occur upon a change in the ownership of the Plan Sponsor, a change in the effective control of the Plan Sponsor or a change in the ownership of a substantial portion of the assets of the Plan Sponsor. The Plan Sponsor, for this purpose, includes any corporation identified in this Section 9.6.
If a Participant continues to make deferrals in accordance with Article 4 after he has received a distribution due to a Change in Control, the residual amount payable to the Participant shall be paid at the time and in the form specified in the elections he makes in accordance with Article 4 or upon his death or Disability as provided in Article 8.

Whether a Change in Control has occurred will be determined by the Administrator in accordance with the rules and definitions set forth in this Section 9.6. A distribution to the Participant will be treated as occurring upon a Change in Control if the Plan Sponsor terminates the Plan in accordance with Section 10.2 and distributes the Participant’s benefits within twelve months of a Change in Control as provided in Section 10.3.
(a)Relevant Corporations. To constitute a Change in Control for purposes of the Plan, the event must relate to (i) the corporation for whom the Participant is performing services at the time of the Change in Control, (ii) the corporation that is liable for the payment of the Participant’s benefits under the Plan (or all corporations liable if more than one corporation is liable) but only if either the deferred compensation is attributable to the performance of services by the Participant for such corporation (or corporations) or there is a bona fide business purpose for such corporation (or corporations) to be liable for such payment and, in either case, no significant purpose of making such corporation (or corporations) liable for such payment is the avoidance of federal income tax, or (iii) a corporation that is a majority shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (i) or (ii). A majority shareholder is defined as a shareholder owning more than fifty percent (50%) of the total fair market value and voting power of such corporation.
(b)Stock Ownership. Code Section 318(a) applies for purposes of determining stock ownership. Stock underlying a vested option is considered owned by the individual who owns the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). If, however, a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation Section 1.83-3(b) and (j)) the stock underlying the option is not treated as owned by the individual who holds the option.

(c)Change in the Ownership of a Corporation. A change in the ownership of a corporation occurs on the date that any one person or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. If any one person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation as discussed below in Section 9.6(d)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock. Section 9.6(c) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction. For purposes of this Section 9.6(c), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of a public offering. Persons will, however, be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(d)Change in the effective control of a corporation. A change in the effective control of a corporation occurs on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty percent (30%) or more of the total voting power of the stock of such corporation, or (ii) a majority of members of the corporation’s board of directors is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (ii), the term corporation refers solely to the relevant corporation identified in Section 9.6(a) for which no other corporation is a majority shareholder for purposes of Section 9.6(a). In the absence of an event described in Section 9.6(d)(i) or (ii), a change in the effective control of a corporation will not have occurred. A change in effective control may also occur in any transaction in which either of the two corporations involved in the transaction has a change in the ownership of such corporation as described in Section 9.6(c) or a change in the ownership of a substantial portion of the assets of such corporation as described in Section 9.6(e). If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of this Section 9.6(d), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation or to cause a change in the ownership of the corporation within the meaning of Section 9.6(c). For purposes of this Section 9.6(d), persons will or will not be considered to be acting as a group in accordance with rules similar to those set forth in Section 9.6(c) with the following exception. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(e)Change in the ownership of a substantial portion of a corporation’s assets. A change in the ownership of a substantial portion of a corporation’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in accordance with rules similar to those set forth in Section 9.6(d)), acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation or the value of the assets being disposed of determined without regard to any liabilities associated with such assets. There is no Change in Control event under this Section 9.6(e) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by a corporation is not treated as a change in ownership of such assets if the assets are transferred to (i) a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the corporation, or (iv) an entity, at least fifty (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 9.6(e)(iii). For purposes of the foregoing, and except as otherwise provided, a person’s status is determined immediately after the transfer of assets.
9.6Permissible Delays in Payment. Distributions may be delayed beyond the date payment would otherwise occur in accordance with the provisions of Articles 8 and 9 in any of the following circumstances as long as the Employer treats all payments to similarly situated Participants on a reasonably consistent basis.
(a)The Employer may delay payment if it reasonably anticipates that its deduction with respect to such payment would be limited or eliminated by the application of Code Section 162(m). Payment must be made during the Participant’s first taxable year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year the deduction of such payment will not be barred by the application of Code Section 162(m) or during the period beginning with the Participant’s Separation from Service and ending on the later of the last day of the Employer’s taxable year in which the Participant separates from service or the 15th day of the third month following the Participant’s Separation from Service. If a scheduled payment to a Participant is delayed in accordance with this Section 9.7(a), all scheduled payments to the Participant that could be delayed in accordance with this Section 9.7(a) will also be delayed.
(b)The Employer may also delay payment if it reasonably anticipates that the making of the payment will violate federal securities laws or other applicable laws provided payment is made at the earliest date on which the Employer reasonably anticipates that the making of the payment will not cause such violation.

(c)The Employer reserves the right to amend the Plan to provide for a delay in payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.
9.7Permitted Acceleration of Payment. The Employer may permit acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to a payment under the Plan provided such acceleration would be permitted by the provisions of Reg. Sec. 1.409A-3(j)(4), including the following events:
(a)Domestic Relations Order. A payment may be accelerated if such payment is made to an alternate payee pursuant to and following the receipt and qualification of a domestic relations order as defined in Code Section 414(p).
(b)Compliance with Ethics Agreements and Legal Requirements. A payment may be accelerated as may be necessary to comply with ethics agreements with the Federal government or as may be reasonably necessary to avoid the violation of Federal, state, local or foreign ethics law or conflicts of laws, in accordance with the requirements of Code Section 409A.
(c)FICA Tax. A payment may be accelerated to the extent required to pay the Federal Insurance Contributions Act tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) with respect to compensation deferred under the Plan (the “FICA Amount”). Additionally, a payment may be accelerated to pay the income tax on wages imposed under Code Section 3401 on the FICA Amount and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes. The total payment under this subsection (c) may not exceed the aggregate of the FICA Amount and the income tax withholding related to the FICA Amount.
(d)Section 409A Additional Tax. A payment may be accelerated if the Plan fails to meet the requirements of Code Section 409A; provided that such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A.
(e)Offset. A payment may be accelerated in the Employer’s discretion as satisfaction of a debt of the Participant to the Employer, where such debt is incurred in the ordinary course of the service relationship between the Participant and the Employer, the entire amount of the reduction in any of the Employer’s taxable years does not exceed $5,000, and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.
(f)Other Events. A payment may be accelerated in the Administrator’s discretion in connection with such other events and conditions as permitted by Code Section 409A.

Article 10 - AMENDMENT AND TERMINATION
10.1Amendment by Plan Sponsor. The Plan Sponsor reserves the right to amend the Plan (for itself and each Employer) through action of its Board of Directors. No amendment can directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of his Account which had accrued and vested prior to the amendment.
10.2Plan Termination Following Change in Control or Corporate Dissolution. The Plan Sponsor reserves the right to terminate the Plan and distribute all amounts credited to all Participant Accounts within the 30 days preceding or the twelve months following a Change in Control as determined in accordance with the rules set forth in Section 9.6. For this purpose, the Plan will be treated as terminated only if all agreements, methods, programs and other arrangements sponsored by the Related Employer immediately after the Change in Control which are treated as a single plan under Reg. Sec. 1.409A-1(c)(2) are also terminated so that all participants under the Plan and all similar arrangements are required to receive all amounts deferred under the terminated arrangements within twelve months of the date the Plan Sponsor irrevocably takes all necessary action to terminate the arrangements. In addition, the Plan Sponsor reserves the right to terminate the Plan within twelve months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U. S. C. Section 503(b)(1)(A) provided that amounts deferred under the Plan are included in the gross incomes of Participants in the latest of (a) the calendar year in which the termination and liquidation occurs, (b) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (c) the first calendar year in which payment is administratively practicable.
10.3Other Plan Terminations. The Plan Sponsor retains the discretion to terminate the Plan if (a) all arrangements sponsored by the Plan Sponsor that would be aggregated with any terminated arrangement under Code Section 409A and Reg. Sec. 1.409A-1(c)(2) are terminated, (b) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve months of the termination of the arrangements, (c) all payments are made within twenty-four months of the date the Plan Sponsor takes all necessary action to irrevocably terminate and liquidate the arrangements, (d) the Plan Sponsor does not adopt a new arrangement that would be aggregated with any terminated arrangement under Code Section 409A and the regulations thereunder at any time within the three year period following the date of termination of the arrangement, and (e) the termination does not occur proximate to a downturn in the financial health of the Plan sponsor. The Plan Sponsor also reserves the right to amend the Plan to provide that termination of the Plan will occur under such conditions and events as may be prescribed by the Secretary of the Treasury in generally applicable guidance published in the Internal Revenue Bulletin.

Article 11 - THE TRUST
11.1Establishment of Trust. The Plan Sponsor may but is not required to establish a trust to hold amounts which the Plan Sponsor may contribute from time to time to correspond to some or all amounts credited to Participants under Section 6.2. In the event that the Plan Sponsor wishes to establish a trust to provide a source of funds for the payment of Plan benefits, any such trust shall be constructed to constitute an unfunded arrangement that does not affect the status of the Plan as an unfunded plan for purposes of Title I of ERISA and the Code.
11.2Rabbi Trust. Any trust established by the Plan Sponsor shall be between the Plan Sponsor and a trustee pursuant to a separate written agreement under which assets are held, administered and managed, subject to the claims of the Plan Sponsor’s creditors in the event of the Plan Sponsor’s insolvency. The trust is intended to be treated as a rabbi trust in accordance with existing guidance of the Internal Revenue Service, and the establishment of the trust shall not cause the Participant to realize current income on amounts contributed thereto. The Plan Sponsor must notify the trustee in the event of a bankruptcy or insolvency.
11.3Investment of Trust Funds. Any amounts contributed to the trust by the Plan Sponsor shall be invested by the trustee in accordance with the provisions of the trust and the instructions of the Plan Sponsor. Trust investments need not reflect the hypothetical investments selected by Participants under Section 7.1 for the purpose of adjusting Accounts and the earnings or investment results of the trust need not affect the hypothetical investment adjustments to Participant Accounts under the Plan.
Article 12 - PLAN ADMINISTRATION
12.1Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator’s powers and responsibilities include, but are not limited to, the following:
(a)To make and enforce such rules and procedures as it deems necessary or proper for the efficient administration of the Plan;
(b)To interpret the Plan, its interpretation thereof to be final, except as provided in Section 12.2, on all persons claiming benefits under the Plan;
(c)To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;
(d)To administer the claims and review procedures specified in Section 12.2;
(e)To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;
(f)To determine the person or persons to whom such benefits will be paid;
(g)To authorize the payment of benefits;

(h)To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;
(i)To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;
(j)By written instrument, to allocate and delegate its responsibilities, including the formation of an administrative committee to administer the Plan.
12.2Claims and Review Procedures.
Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will be given within 90 days (45 days in the case of a claim regarding Disability) after the claim is received by the Administrator. The Administrator may extend the period for providing the notification by 90 days (30 days in the case of a claim regarding Disability) if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstance is given to such person within the initial 90 -day period (45 day period in the case of a claim regarding Disability). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the person’s right to bring a civil action following an adverse decision on review. In addition, for a claim regarding Disability, such notification will be provided in a culturally and linguistically appropriate manner and will contain (v) a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (a) the views provided by the claimant’s health care or vocation professionals who treated and evaluated the claimant; (b) the views of medical or vocational experts whose advice was obtained by the plan, regardless of whether the advice was relied upon in making the benefit determination; and (c) any disability determination made by the Social Security Administration, (vi) if the adverse benefit determination is based on medical necessity, experimental treatment, or similar exclusion or limit, either an explanation of the scientific or clinical judgement for the determination, applying the terms of the plan to the claimant’s medical circumstances, or a statement that an explanation will be provided free of charge upon request, (vii) the specific internal rules, guidelines, protocols, standards or other similar criteria (a “Guideline”) that were relied upon in making the adverse determination or a statement that such Guideline does not exist, and (viii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

Review Procedure. Within 60 days (180 days in the case of a claim regarding Disability) after the date on which a person receives a written notification of denial of claim (or, if written notification is not provided, within 60 days (180 days in the case of a claim regarding Disability) of the date denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The decision on review will be made within 60 days (45 days in the case of a claim regarding Disability). The Administrator may extend the period for making the decision on review by 60 days (45 days in the case of a claim regarding Disability) if special circumstances require an extension of time for processing the request such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period (45 days in the case of a claim regarding Disability). If the decision on review is not made within such period, the claim will be considered denied. In the case of a claim regarding Disability, before a final adverse benefit determination is made, the Administrator will provide the claimant, free of charge, with any new or additional evidence or rationale considered, relied upon, or generated by the plan in connection with the claim as soon as possible and sufficiently in advance of the final notice to give the claimant a reasonable opportunity to respond prior to that date.
The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The notification will explain that the person is entitled to receive, upon request and free of charge, reasonable access to and copies of all pertinent documents and has the right to bring a civil action following an adverse decision on review. In addition, for a claim regarding Disability, the notification will be provided in a culturally and linguistically appropriate manner and will contain (i) a discussion of the decision, including an explanation of the basis for disagreeing with or not following the views provided by the claimant’s health care or vocation professionals that treated and evaluated the claimant; the views of medical or vocational experts whose advise was obtained by the plan, regardless of whether the advice was relied upon in making the benefit determination; and any disability determination made by the Social Security Administration, (ii) if the adverse benefit determination is based on medical necessity, experimental treatment, or similar exclusion or limit, either an explanation of the scientific or clinical judgement for the determination, applying the terms of the plan to the claimant’s medical circumstances, or a statement that explanation will be provided free of charge upon request, (iii) any Guideline that was relied upon in making the adverse determination or a statement that such Guideline does not exist.
Exhaustion of Claims Procedures and Right to Bring Legal Claim. No action at law or equity shall be brought more than one (1) year after the Administrator’s affirmation of a denial of a claim, or, if earlier, more than four (4) years after the facts or events giving rising to the claimant’s allegation(s) or claim(s) first occurred.

12.3Plan Administrative Costs. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator in administering the Plan shall be paid by the Plan to the extent not paid by the Employer.
Article 13 - MISCELLANEOUS
13.1Unsecured General Creditor of the Employer. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under the Plan, any and all of the Employer’s assets shall be, and shall remain, the general, unpledged, unrestricted assets of the Employer. Each Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
13.2Employer’s Liability. Each Employer’s liability for the payment of benefits under the Plan shall be defined only by the Plan and by the deferral elections entered into between a Participant and the Employer. An Employer shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and a deferral election or agreements. An Employer shall have no liability to Participants employed by other Employers.
13.3Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Employer, the Plan or the Administrator, except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.
13.4Anti-Assignment. Except as may be necessary to fulfill a domestic relations order within the meaning of Code Section 414(p), none of the benefits or rights of a Participant or any Beneficiary of a Participant shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his or her Beneficiary. Neither the Participant nor his or her Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary to receive death benefits provided hereunder. Notwithstanding the preceding, the benefit payable from a Participant’s Account may be reduced, at the discretion of the administrator, to satisfy any debt or liability to the Employer.

13.5Facility of Payment. If the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Employer to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Employer, the Plan and the Administrator for the payment of benefits hereunder to such recipient.
13.6Notices. Any notice or other communication to the Employer or Administrator in connection with the Plan shall be deemed delivered in writing if addressed to the Plan Sponsor at the following address: 8000 South Federal Way, Boise, ID 83707, and if either actually delivered at said address or, in the case or a letter, 5 business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified.
13.7Tax Withholding. If the Employer concludes that tax is owing with respect to any deferral or payment hereunder, the Employer shall withhold such amounts from any payments due the Participant or from amounts deferred, as permitted by law, or otherwise make appropriate arrangements with the Participant or his Beneficiary for satisfaction of such obligation. Tax, for purposes of this Section 13.7 means any federal, state, local or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any earnings thereon, and any payments made to Participants under the Plan.
13.8Indemnification.
(a) Each Indemnitee (as defined in Section 13.8(e)) shall be indemnified and held harmless by the Employer for all actions taken by him and for all failures to take action (regardless of the date of any such action or failure to take action), to the fullest extent permitted by the law of the jurisdiction in which the Employer is incorporated, against all expense, liability, and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined in Subsection (e)). No indemnification pursuant to this Section shall be made, however, in any case where (1) the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness or (2) there is a settlement to which the Employer does not consent.

(b)The right to indemnification provided in this Section shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the Employer in advance of the final disposition of the Proceeding, to the fullest extent permitted by the law of the jurisdiction in which the Employer is incorporated; provided that, if such law requires, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only on delivery to the Employer of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.
(c)Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be such and shall inure to the benefit of his heirs, executors, and administrators. The Employer agrees that the undertakings made in this Section shall be binding on its successors or assigns and shall survive the termination, amendment or restatement of the Plan.
(d)The foregoing right to indemnification shall be in addition to such other rights as the Indemnitee may enjoy as a matter of law or by reason of insurance coverage of any kind and is in addition to and not in lieu of any rights to indemnification to which the Indemnitee may be entitled pursuant to the by-laws of the Employer.
(e)For the purposes of this Section, the following definitions shall apply:
(i)“Indemnitee” shall mean each person serving as an Administrator (or any other person who is an employee, director, or officer of the Employer) who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he is or was performing administrative functions under the Plan.
(ii)“Proceeding” shall mean any threatened, pending, or completed action, suit, or proceeding (including, without limitation, an action, suit, or proceeding by or in the right of the Employer), whether civil, criminal, administrative, investigative, or through arbitration.
13.9Successors. The provisions of the Plan shall bind and inure to the benefit of the Plan Sponsor, the Employer and their successors and assigns and the Participant and the Participant’s designated Beneficiaries.
13.10Disclaimer. It is the Plan Sponsor’s intention that the Plan comply with the requirements of Code Section 409A. Neither the Plan Sponsor nor the Employer shall have any liability to any Participant should any provision of the Plan fail to satisfy the requirements of Code Section 409A.
13.11Governing Law. The Plan will be construed, administered and enforced according to the laws of Delaware.

13.12Clawback. Covered Compensation that is elected to be deferred under the Plan, including amounts currently deferred under the Plan (and earnings thereon) and any amounts previously deferred under the Plan and subsequently paid to Participants (and earnings thereon), shall at all times remain subject to the Micron Recoupment Policy as follows:
(a)If a Participant has timely and properly elected to defer Covered Compensation under the Plan that has become subject to recoupment or forfeiture under the Micron Recoupment Policy prior to the date such Covered Compensation would otherwise be credited as a deferral under the Plan, the Participant’s deferral election with respect to such Covered Compensation will remain in full force and effect (without adjustment or proration) and will be applied to the amount of Covered Compensation that remains payable to such Participant after reduction of the amount of Covered Compensation payable in accordance with the Micron Recoupment Policy.
(b)In the event a Participant’s Covered Compensation becomes subject to recoupment or forfeiture under the Micron Recoupment Policy, and all or a portion of such Covered Compensation was credited to the Participant’s Account under the Plan, the Participant’s Account may be reduced by forfeiting the amount of such Covered Compensation (and any earnings thereon) that remains credited to the Participant’s Account under the Plan.
(c)In the event a Participant’s Covered Compensation becomes subject to recoupment or forfeiture under the Micron Recoupment Policy, and all or a portion of such Covered Compensation was credited to the Participant’s Account under the Plan, and all or a portion of such Covered Compensation so credited (and any earnings thereon) was subsequently distributed from the Plan to the Participant, the amount of such Covered Compensation (and any earnings thereon) so distributed from the Plan shall remain subject to the Micron Recoupment Policy. Such Covered Compensation (including earnings) so distributed shall be subject to recoupment in accordance with the Micron Recoupment Policy as though such amount was not previously credited under the Plan.
(d)In the event that a Participant’s Account has been paid or has become payable to a Beneficiary or alternate payee in accordance with the operation of the Plan or in accordance with law, any amount subject to forfeiture or recoupment under subsections (b) and (c) above shall remain subject to forfeiture or recoupment in accordance with the terms of the Micron Recoupment Policy with respect to such Beneficiary or alternate payee to the maximum extent permitted by law.
(e)The provisions of this Section 13.12 are not intended to constitute an assignment of a Participant’s interest under the Plan in violation of Section 13.4 of the Plan. Further, the reduction of a Participant’s Account by forfeiture in accordance with this Section 13.12 is not intended to constitute an impermissible acceleration of benefits in violation of Code Section 409A or a payment to the Plan Sponsor in violation of any trust established by the Plan Sponsor under Article 11 of the Plan.

Effective as of October 1, 2023, except as otherwise expressly provided herein.
MICRON TECHNOLOGY, INC.

/s/ April Arnzen
By: April Arnzen
Its: Senior Vice President and Chief People Officer

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